EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2018
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (May 1, 2018) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three months ended March 31, 2018.
Southside reported net income of $16.3 million for the three months ended March 31, 2018, an increase of $1.3 million, or 8.4%, compared to $15.0 million for the same period in 2017. Earnings per diluted common share decreased $0.05, or 9.8%, to $0.46 for the three months ended March 31, 2018, from $0.51 for the same period in 2017.
The return on average shareholders’ equity for the three months ended March 31, 2018 was 8.75%, compared to 11.57% for the same period in 2017.  The return on average assets was 1.02% for the three months ended March 31, 2018, compared to 1.08% for the same period in 2017.
“Overall, our credit quality remains good, however during the first quarter we placed two commercial real estate loan relationships totaling approximately $30 million on nonaccrual,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “One relationship consists of two memory care facilities and the other relationship represents a retail shopping center. The memory care loans are current but the revenue is not sufficient to meet the required debt service. Both facilities are making progress increasing occupancy and will be reevaluated quarterly. The retail shopping center is losing a tenant that announced during the first quarter the closing or selling of all of its U.S. stores. This loan is also current but the loss of this tenant, along with the loss of a previous tenant, decreases revenue to a level that is not sufficient to meet the required debt service until the vacant space is leased. During the first quarter we increased our loan loss reserve by $3.2 million associated with these relationships.”
“During the first quarter we recorded acquisition costs related to the Diboll State Bancshares, Inc. transaction of $832,000, branch closing costs for one Tyler location adjacent to a newly acquired Diboll branch of $249,000 and a loss of $827,000 on the sale of lower-yielding available for sale securities. In addition, as a result of the Tax Cuts and Jobs Act passed in December 2017, we decided to share a portion of the resulting positive impact on net income with our employees by paying a one-time $1,000 bonus to every full-time employee with an annual base salary less than $100,000. The total expense during the first quarter associated with this one-time bonus was $744,000.”
“On a linked quarter basis our net interest margin and net interest spread increased seven and four points, respectively. During the first quarter we experienced very little loan growth due to higher than anticipated payoffs. The economic conditions in Texas and our market areas remain solid and the Austin and DFW markets continue to perform exceptionally well.”
“We expect the integration of Diboll State Bancshares, Inc. will be virtually complete during the second quarter, which will allow us to begin to realize additional efficiencies and the associated cost savings in future quarters. We are thankful for the support we receive from our customers, shareholders, employees and directors. We look forward to the remainder of 2018.”
Loans and Deposits
For the three months ended March 31, 2018, total loans increased by $15.3 million, or 0.5%, compared to December 31, 2017. The net increase in our loans was comprised primarily of increases of $20.4 million of commercial real estate loans and $15.5 million of commercial loans, partially offset by decreases in 1-4 family residential loans, loans to individuals, municipal loans, and construction loans. Energy loans totaled 1.66% of the loan portfolio at March 31, 2018, compared to 1.50% at December 31, 2017.
Nonperforming assets increased during the three months ended March 31, 2018 by $32.0 million, or 305.3%, to $42.4 million, or 0.67% of total assets, compared to $10.5 million, or 0.16% of total assets at December 31, 2017, primarily due to the addition of two commercial real estate relationships consisting of three loans to nonaccrual status during the first quarter.
During the three months ended March 31, 2018, the allowance for loan losses increased by $3.4 million, or 16.5%, to $24.2 million, or 0.73% of total loans, compared to 0.63% of total loans at December 31, 2017. The increase in the allowance was primarily the result of additional provision recorded on the commercial real estate loans placed on nonaccrual status in the first quarter.
During the three months ended March 31, 2018, deposits, net of brokered deposits, increased $73.5 million, or 1.7%, compared to December 31, 2017. Public funds deposits increased $45.9 million during the three months ended March 31, 2018, compared to December 31, 2017.

Net Interest Income for the Three Months Ended March 31, 2018
Net interest income increased $8.9 million, or 25.1%, to $44.1 million for the three months ended March 31, 2018, compared to $35.3 million for the same period in 2017. The increase in net interest income was the result of a $12.3 million increase in interest income primarily from our loan portfolio, partially offset by an increase in interest expense of $3.5 million associated primarily with our deposits, compared to the same period in 2017.
For the three months ended March 31, 2018, our net interest spread (FTE) increased slightly to 2.95%, compared to 2.93% for the same period in 2017. Our net interest margin (FTE) increased to 3.19% for the three months ended March 31, 2018, compared to 3.08% for the same period in 2017. Both the increase in net interest spread (FTE) and net interest margin (FTE) was due to an increase in the average yield on earning assets, partially offset by higher average rates paid on interest bearing liabilities. The increase in the average yield on earning assets during the three months ended March 31, 2018 was the result of increases in the average yields on most of the earning asset categories partially offset by a decrease in the average yield on tax-exempt investment securities. The increase in average rates paid on interest bearing liabilities was primarily due to rising interest rates during 2017 and 2018. The net interest spread (FTE) and net interest margin (FTE) increased on a linked quarter basis from 2.91% and 3.12%, respectively, for the three months ended December 31, 2017, to 2.95% and 3.19%, respectively, for the three months ended March 31, 2018.
Net Income for the Three Months Ended March 31, 2018
Net income increased $1.3 million, or 8.4%, for the three months ended March 31, 2018, to $16.3 million compared to the same period in 2017. The increase was primarily the result of a $12.3 million increase in interest income and a $0.9 million decrease in income tax expense, partially offset by a $5.8 million increase in noninterest expense, a $3.5 million increase in interest expense, and a $2.6 million increase in provision for loan losses. Noninterest income decreased slightly as a result of losses recorded on the sale of securities in the first quarter of 2018.
Excluding net (loss) gain on sale of securities, noninterest income increased $1.1 million, or 11.6%, for the three months ended March 31, 2018 compared to the same period in 2017. Deposit services and trust income increased and were partially offset by a decrease in gain on sale of loans. The increase in both deposit services income and trust income was largely related to our merger with Diboll. In connection with the adoption of Accounting Standards Update 2014-09 revenue recognition guidance effective January 1, 2018, debit card expense and brokerage service expense for the three months ended March 31, 2018, previously reported in ATM and debit card expense and other noninterest expense are now netted with deposit services income and brokerage services income, respectively. Due to the guidance under the modified retrospective method, prior periods have not been adjusted and therefore, are not comparable.
Noninterest expense increased $5.8 million, or 22.5%, for the three months ended March 31, 2018, compared to the same period in 2017. The increase in most of our noninterest expense categories is directly attributable to our acquisition of Diboll. Salaries and employee benefits also increased as a result of one-time bonuses paid as a result of the Tax Cuts and Jobs Act and normal salary increases.
The decrease in income tax expense for the three months ended March 31, 2018 of $0.9 million, or 30.5%, was attributable to the reduced tax rate under the Tax Cuts and Jobs Act resulting in a lower effective tax rate of 11.4% compared to 16.7% for the same period in 2017.

Conference Call
Southside's management team will host a conference call to discuss its first quarter 2018 financial results on Tuesday, May 1, 2018 at 9:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 2096238 or by identifying “Southside Bancshares, Inc., First Quarter 2018 Earnings Call.”  To listen to the call via webcast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording will be available from approximately 3:00 p.m. CDT May 1, 2018 through May 13, 2018 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (FTE): (i) Net interest income (FTE), (ii) Net interest margin (FTE), (iii) Net interest spread (FTE), and (iv) Efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% and 35% for the three months ended March 31, 2018 and 2017, respectively, to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), Net interest margin (FTE) and Net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding gains (losses) on sales of available for sale securities and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.

In the following table we present, for the five quarterly periods ended March 31, 2018, the reconciliation of net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for the three months ended March 31, 2018 and a 35% marginal tax rate for the 2017 quarterly periods for interest earned on tax-exempt assets such as municipal loans and investment securities (dollars in thousands), along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE).

Non-GAAP Reconciliation

	Three Months Ended
	2018	2017
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Net interest income (GAAP)	$44,133	$38,306	$34,960	$35,424	$35,280
Tax equivalent adjustments:
Loans	582	1,125	1,103	1,050	1,035
Investment securities (tax-exempt)	1,619	3,049	3,544	3,229	3,375
Net interest income (FTE) (1)	46,334	42,480	39,607	39,703	39,690
Noninterest income	9,610	9,099	9,408	9,293	9,673
Nonrecurring income (2)	827	483	(627)	75	(122)
Total revenue	$56,771	$52,062	$48,388	$49,071	$49,241

Noninterest expense	$31,667	$29,933	$25,007	$25,537	$25,858
Pre-tax amortization expense	(1,378)	(726)	(388)	(410)	(431)
Nonrecurring expense (3)	(1,178)	(3,479)	(432)	(466)	(17)
Adjusted noninterest expense	$29,111	$25,728	$24,187	$24,661	$25,410

Efficiency ratio	53.35%	53.73%	55.30%	55.06%	56.68%
Efficiency ratio (FTE) (1)	51.28%	49.42%	49.99%	50.26%	51.60%

Average earning assets	$5,891,352	$5,395,212	$5,199,349	$5,192,897	$5,229,045

Net interest margin	3.04%	2.82%	2.67%	2.74%	2.74%
Net interest margin (FTE) (1)	3.19%	3.12%	3.02%	3.07%	3.08%

Net interest spread	2.80%	2.60%	2.47%	2.56%	2.59%
Net interest spread (FTE) (1)	2.95%	2.91%	2.82%	2.89%	2.93%

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.

(2)	Includes net gains and losses on sale of available for sale securities, impairment of investments and other-than-temporary impairment charges.

(3)	Includes acquisition expenses and foreclosure expenses.

Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reported in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables under Results of Operations.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.4 billion in assets as of March 31, 2018, that owns 100% of Southside Bank.  Southside Bank currently has 60 branches in Texas and operates a network of 84 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Suni Davis at (903) 531-7235, or suni.davis@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under “Part I - Item 1. Forward Looking Information” and "Part I - Item 1A. Risk Factors" and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2018	2017
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ASSETS
Cash and due from banks	$65,480	$79,171	$57,947	$56,033	$54,345
Interest earning deposits	183,241	111,541	120,996	175,039	185,289
Federal funds sold	14,090	7,980	5,570	4,760	7,360
Securities available for sale, at estimated fair value	2,062,539	1,538,755	1,292,072	1,397,811	1,444,043
Securities held to maturity, at carrying value	164,847	909,506	909,844	925,538	929,793
Federal Home Loan Bank stock, at cost	42,676	55,729	61,845	61,561	61,305
Loans held for sale	2,003	2,001	2,177	3,036	5,303
Loans	3,309,627	3,294,356	2,682,766	2,610,198	2,538,918
Less: Allowance for loan losses	(24,220)	(20,781)	(19,871)	(19,241)	(18,485)
Net loans	3,285,407	3,273,575	2,662,895	2,590,957	2,520,433
Premises & equipment, net	131,625	133,640	107,099	105,938	105,327
Goodwill	201,246	201,246	91,520	91,520	91,520
Other intangible assets, net	21,615	22,993	3,379	3,767	4,177
Bank owned life insurance	100,963	100,368	99,616	99,011	98,377
Other assets	97,465	61,592	69,470	63,511	148,977
Total assets	$6,373,197	$6,498,097	$5,484,430	$5,578,482	$5,656,249

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,055,423	$1,037,401	$781,701	$757,353	$753,224
Interest bearing deposits	3,586,474	3,478,046	2,782,474	2,866,720	2,952,072
Total deposits	4,641,897	4,515,447	3,564,175	3,624,073	3,705,296
Other borrowings	779,990	1,026,859	1,151,639	1,186,506	1,213,670
Subordinated notes, net of unamortized debt issuance costs	98,286	98,248	98,209	98,171	98,133
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,242	60,241	60,240	60,238	60,237
Other liabilities	46,386	43,162	54,144	62,429	47,447
Total liabilities	5,626,801	5,743,957	4,928,407	5,031,417	5,124,783
Shareholders' equity	746,396	754,140	556,023	547,065	531,466
Total liabilities and shareholders' equity	$6,373,197	$6,498,097	$5,484,430	$5,578,482	$5,656,249

	At or For the Three Months Ended
	2018	2017
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Income Statement:
Total interest income	$57,194	$50,104	$46,473	$46,009	$44,888
Total interest expense	13,061	11,798	11,513	10,585	9,608
Net interest income	44,133	38,306	34,960	35,424	35,280
Provision for loan losses	3,735	1,271	960	1,346	1,098
Net interest income after provision for loan losses	40,398	37,035	34,000	34,078	34,182
Noninterest income
Deposit services	6,179	5,940	5,476	5,255	5,114
Net (loss) gain on sale of securities available for sale	(827)	(249)	627	(75)	322
Gain on sale of loans	115	268	347	505	701
Trust income	1,760	1,156	873	899	890
Bank owned life insurance income	632	632	636	635	634
Brokerage services	450	632	561	682	547
Other	1,301	720	888	1,392	1,465
Total noninterest income	9,610	9,099	9,408	9,293	9,673
Noninterest expense
Salaries and employee benefits	18,559	15,316	14,472	14,984	16,007
Occupancy expense	3,583	3,327	2,981	2,897	2,863
Acquisition expense	832	3,474	405	473	—
Advertising, travel & entertainment	685	601	487	548	583
ATM and debit card expense	346	1,049	1,024	889	927
Professional fees	1,070	859	996	1,050	939
Software and data processing expense	1,023	882	732	688	725
Telephone and communications	538	444	459	476	526
FDIC insurance	497	442	441	445	441
Amortization expense on intangibles	1,378	726	388	410	431
Other	3,156	2,813	2,622	2,677	2,416
Total noninterest expense	31,667	29,933	25,007	25,537	25,858
Income before income tax expense	18,341	16,201	18,401	17,834	17,997
Income tax expense	2,090	5,870	3,890	3,353	3,008
Net income	$16,251	$10,331	$14,511	$14,481	$14,989

Common share data:
Weighted-average basic shares outstanding	35,022	31,370	29,370	29,318	29,288
Weighted-average diluted shares outstanding	35,200	31,569	29,570	29,519	29,504
Shares outstanding end of period	35,053	35,000	29,433	29,344	29,306
Net income per common share
Basic	$0.46	$0.33	$0.49	$0.49	$0.51
Diluted	0.46	0.33	0.49	0.49	0.51
Book value per common share	21.29	21.55	18.89	18.64	18.14
Cash dividend paid per common share	0.28	0.30	0.28	0.28	0.25

Selected Performance Ratios:
Return on average assets	1.02%	0.70%	1.03%	1.04%	1.08%
Return on average shareholders’ equity	8.75	6.52	10.38	10.70	11.57
Average yield on earning assets (1)	4.09	3.99	3.90	3.88	3.82
Average rate on interest bearing liabilities	1.14	1.08	1.08	0.99	0.89
Net interest spread (FTE) (1)	2.95	2.91	2.82	2.89	2.93
Net interest margin (FTE) (1)	3.19	3.12	3.02	3.07	3.08
Average earning assets to average interest bearing liabilities	127.29	124.73	123.32	121.57	120.04
Noninterest expense to average total assets	1.99	2.03	1.77	1.83	1.87
Efficiency ratio (FTE) (1)	51.28	49.42	49.99	50.26	51.60

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended
	2018	2017
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Nonperforming assets:	$42,444	$10,472	$9,119	$9,165	$14,079
Nonaccrual loans (1)	34,545	2,937	3,095	3,034	7,261
Accruing loans past due more than 90 days (1)	4	1	—	—	1
Restructured loans (2)	5,839	5,767	5,725	5,884	6,424
Other real estate owned	2,014	1,613	298	233	367
Repossessed assets	42	154	1	14	26

Asset Quality Ratios:
Nonaccruing loans to total loans	1.04%	0.09%	0.12%	0.12%	0.29%
Allowance for loan losses to nonaccruing loans	70.11	707.56	642.04	634.18	254.58
Allowance for loan losses to nonperforming assets	57.06	198.44	217.91	209.94	131.29
Allowance for loan losses to total loans	0.73	0.63	0.74	0.74	0.73
Nonperforming assets to total assets	0.67	0.16	0.17	0.16	0.25
Net charge-offs to average loans	0.04	0.05	0.05	0.09	0.08

Capital Ratios:
Shareholders’ equity to total assets	11.71	11.61	10.14	9.81	9.40
Average shareholders’ equity to average total assets	11.69	10.75	9.91	9.72	9.36

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)
Includes $2.9 million, $2.9 million, $3.0 million, $3.0 million, and $3.0 million in PCI loans restructured as of March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2018	2017
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Real Estate Loans:
Construction	$474,791	$475,867	$420,497	$386,853	$362,367
1-4 Family Residential	797,088	805,341	609,159	615,405	622,881
Commercial	1,285,591	1,265,159	1,073,646	1,033,629	974,307
Commercial Loans	281,901	266,422	166,919	172,311	176,908
Municipal Loans	342,404	345,798	322,286	305,023	297,417
Loans to Individuals	127,852	135,769	90,259	96,977	105,038
Total Loans	$3,309,627	$3,294,356	$2,682,766	$2,610,198	$2,538,918

The “Average Balances with Average Yields and Rates” tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities (dollars in thousands) for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See "Non-GAAP Financial Measures" for more information.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	March 31, 2018			December 31, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,300,506	$39,401	4.84%	$2,897,444	$34,070	4.67%
Loans held for sale	1,543	11	2.89%	2,285	22	3.82%
Securities:
Investment securities (taxable) (2)	39,332	227	2.34%	51,678	237	1.82%
Investment securities (tax-exempt) (2)	805,091	8,000	4.03%	775,681	9,197	4.70%
Mortgage-backed and related securities (2)	1,557,140	10,894	2.84%	1,461,159	9,931	2.70%
Total securities	2,401,563	19,121	3.23%	2,288,518	19,365	3.36%
FHLB stock, at cost, and equity investments	67,000	414	2.51%	67,127	380	2.25%
Interest earning deposits	107,488	399	1.51%	133,007	418	1.25%
Federal funds sold	13,252	49	1.50%	6,831	23	1.34%
Total earning assets	5,891,352	59,395	4.09%	5,395,212	54,278	3.99%
Cash and due from banks	78,031			60,590
Accrued interest and other assets	493,974			410,528
Less: Allowance for loan losses	(21,005)			(19,963)
Total assets	$6,442,352			$5,846,367
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$353,770	184	0.21%	$293,392	134	0.18%
Time deposits	1,170,024	3,895	1.35%	1,031,008	3,178	1.22%
Interest bearing demand deposits	2,009,154	3,372	0.68%	1,696,239	2,585	0.60%
Total interest bearing deposits	3,532,948	7,451	0.86%	3,020,639	5,897	0.77%
FHLB borrowings	928,677	3,632	1.59%	1,137,373	3,935	1.37%
Subordinated notes, net of unamortized debt issuance costs	98,267	1,398	5.77%	98,229	1,429	5.77%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,241	569	3.83%	60,240	532	3.50%
Other borrowings	8,103	11	0.55%	9,157	5	0.22%
Total interest bearing liabilities	4,628,236	13,061	1.14%	4,325,638	11,798	1.08%
Noninterest bearing deposits	1,016,707			846,632
Accrued expenses and other liabilities	44,015			45,613
Total liabilities	5,688,958			5,217,883
Shareholders’ equity	753,394			628,484
Total liabilities and shareholders’ equity	$6,442,352			$5,846,367
Net interest income (FTE)		$46,334			$42,480
Net interest margin (FTE)			3.19%			3.12%
Net interest spread (FTE)			2.95%			2.91%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2018 and December 31, 2017, loans totaling $34.5 million and $2.9 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	September 30, 2017			June 30, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$2,657,562	$30,378	4.54%	$2,557,093	$29,080	4.56%
Loans held for sale	5,060	47	3.69%	5,914	60	4.07%
Securities:
Investment securities (taxable) (2)	11,085	58	2.08%	58,168	267	1.84%
Investment securities (tax-exempt) (2)	758,828	9,214	4.82%	749,259	9,386	5.02%
Mortgage-backed and related securities (2)	1,550,494	10,567	2.70%	1,594,269	10,818	2.72%
Total securities	2,320,407	19,839	3.39%	2,401,696	20,471	3.42%
FHLB stock, at cost, and equity investments	66,994	329	1.95%	66,744	299	1.80%
Interest earning deposits	144,700	506	1.39%	156,124	364	0.94%
Federal funds sold	4,626	21	1.80%	5,326	14	1.05%
Total earning assets	5,199,349	51,120	3.90%	5,192,897	50,288	3.88%
Cash and due from banks	53,220			50,961
Accrued interest and other assets	360,073			358,041
Less: Allowance for loan losses	(19,556)			(18,495)
Total assets	$5,593,086			$5,583,404
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$260,860	117	0.18%	$262,009	121	0.19%
Time deposits	988,380	2,878	1.16%	1,014,101	2,723	1.08%
Interest bearing demand deposits	1,562,993	2,425	0.62%	1,616,036	2,294	0.57%
Total interest bearing deposits	2,812,233	5,420	0.76%	2,892,146	5,138	0.71%
FHLB borrowings	1,237,055	4,156	1.33%	1,213,016	3,551	1.17%
Subordinated notes, net of unamortized debt issuance costs	98,190	1,413	5.71%	98,151	1,398	5.71%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,239	520	3.42%	60,238	494	3.29%
Other borrowings	8,425	4	0.19%	7,884	4	0.20%
Total interest bearing liabilities	4,216,142	11,513	1.08%	4,271,435	10,585	0.99%
Noninterest bearing deposits	773,739			729,564
Accrued expenses and other liabilities	48,682			39,819
Total liabilities	5,038,563			5,040,818
Shareholders’ equity	554,523			542,586
Total liabilities and shareholders’ equity	$5,593,086			$5,583,404
Net interest income (FTE)		$39,607			$39,703
Net interest margin (FTE)			3.02%			3.07%
Net interest spread (FTE)			2.82%			2.89%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2017 and June 30, 2017, loans totaling $3.1 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	March 31, 2017
	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$2,549,230	$28,241	4.49%
Loans held for sale	7,023	48	2.77%
Securities:
Investment securities (taxable) (2)	86,511	377	1.77%
Investment securities (tax-exempt) (2)	779,772	9,929	5.16%
Mortgage-backed and related securities (2)	1,570,510	10,045	2.59%
Total securities	2,436,793	20,351	3.39%
FHLB stock, at cost, and equity investments	66,547	298	1.82%
Interest earning deposits	162,235	346	0.86%
Federal funds sold	7,217	14	0.79%
Total earning assets	5,229,045	49,298	3.82%
Cash and due from banks	53,528
Accrued interest and other assets	350,729
Less: Allowance for loan losses	(18,130)
Total assets	$5,615,172
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$252,744	92	0.15%
Time deposits	927,610	2,227	0.97%
Interest bearing demand deposits	1,707,996	1,962	0.47%
Total interest bearing deposits	2,888,350	4,281	0.60%
FHLB borrowings	1,302,335	3,464	1.08%
Subordinated notes, net of unamortized debt issuance costs	98,117	1,393	5.76%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,237	467	3.14%
Other borrowings	6,986	3	0.17%
Total interest bearing liabilities	4,356,025	9,608	0.89%
Noninterest bearing deposits	693,729
Accrued expenses and other liabilities	39,960
Total liabilities	5,089,714
Shareholders’ equity	525,458
Total liabilities and shareholders’ equity	$5,615,172
Net interest income (FTE)		$39,690
Net interest margin (FTE)			3.08%
Net interest spread (FTE)			2.93%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2017, loans totaling $7.3 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.